UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 6, 2012

AEMETIS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51354	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20400 Stevens Creek Blvd., Suite 700
Cupertino, CA 95014
(Address of principal executive offices) (Zip Code)

(408) 213-0940
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Agreement and Plan of Merger

On July 6, 2012, Aemetis, Inc. (the “Company”), AE Advanced Fuels, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Aemetis Sub”), and Keyes Facility Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Aemetis Sub (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cilion, Inc., a Delaware corporation (“Cilion”).

Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Merger Sub will merge with and into Cilion with Cilion continuing as the surviving corporation in the merger (the “Merger”). At the effective time of the Merger, each share of Cilion Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), (b) Cilion Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), and (c) Cilion Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock” and together with the Series A Preferred Stock and Series B Preferred Stock, the “Cilion Preferred Stock”) that is issued and outstanding immediately prior to the effective time of the Merger, other than issued and outstanding Cilion Preferred Stock that is owned by (i) the Company, Aemetis Sub, Merger Sub or any other direct or indirect wholly-owned subsidiary of the Company, (ii) Cilion as treasury stock or any direct or indirect wholly-owned subsidiary of Cilion or (iii) stockholders that have perfected appraisal rights under Delaware law, will be automatically converted into the right to receive aggregate consideration of (a) $16,500,000, plus (i) all cash and cash equivalents held by Cilion as of the Closing, minus (ii) the Securityholders’ Representative Fund, minus (iii) the Closing Date Indebtedness of Cilion, and minus (iv) the amount of any Transaction Expenses which are not paid prior to the Closing (collectively, the “Cash Merger Consideration”), and (b) 20,000,000 shares of Common Stock of the Company (the “Stock Merger Consideration”), and (c) the right to receive an additional cash amount of $5,000,000 plus interest at the rate of 3% per annum, which is payable upon the satisfaction by the Company of certain conditions set forth in the Merger Agreement (the “Contingent Merger Consideration”). In addition, at the effective time of the Merger, each outstanding share of Cilion Common Stock and each outstanding option, warrant or other right to acquire Cilion Common Stock, whether or not then vested or exercisable, will be automatically canceled and shall cease to be outstanding, and no consideration shall be delivered in exchange therefor.

The Merger Agreement contains customary representations, warranties and covenants of the Company, Aemetis Sub and Merger Sub on the one hand and of Cilion on the other hand, including, among other things, covenants regarding: (i) the conduct of the business of Cilion and its subsidiaries prior to the consummation of the Merger; (ii) the use of the parties’ reasonable best efforts to cause the Merger to be consummated, including the abstention by Cilion from soliciting, providing information or entering into discussions concerning alternative acquisition proposals relating to Cilion and the solicitation of the consent of the stockholders of Cilion to the Merger.

The representations, warranties, covenants and agreements of the Company and Cilion contained in the Merger Agreement have been made (i) only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made to the other party in disclosure letters delivered in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included as an exhibit to this Current Report on Form 8-K only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

In connection with the Merger Agreement, the Company and the stockholders of Cilion entered into a Stockholders’ Agreement, dated as of July 6, 2012, (the “Stockholders Agreement”), pursuant to which the Company agreed, among other things, (i) to permit a person designated by the Securityholders’ Representative to be present in a nonvoting observer capacity (subject to certain exceptions) at all regularly scheduled meetings of the Company’s Board of Directors for a period of three (3) years and during such period to receive copies of all materials that are sent to the directors in their capacity as such in connection with such Board meeting, and (ii) to grant the Cilion Stockholders certain registration rights with respect to the Stock Merger Consideration.

The foregoing descriptions of the Merger Agreement and the Stockholders Agreement are only summaries, do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement and the Stockholders Agreement, which are filed as Exhibits 2.1 and 10.1 hereto, respectively, and which are incorporated herein by reference.

Amended and Restated Note Purchase Agreement

On July 6, 2012, the Company, Aemetis Advanced Fuels Keyes, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“AEAFK”), and Merger Sub entered into an Amended and Restated Note Purchase Agreement with Third Eye Capital Corporation, as agent (“Administrative Agent”) for the noteholders who are a party thereto (the “Lenders”), and the Lenders (the “Credit Agreement”), pursuant to which the Lenders have agreed to extend new credit in the form of (i) senior secured term loans in an aggregate principal amount of $15,000,000 that will be used to fund the cash portion of the Merger; (ii) senior secured term loans in the principal amount of approximately $10,000,000 to repay existing indebtedness; and (iii) senior secured revolving loans in an aggregate principal amount at any time outstanding not in excess of $18,000,000.

General Terms

The Credit Agreement provides for (i) a new senior secured term loan in the principal amount of $15 million, which will be used to pay the cash portion of the Merger Consideration (the “Term Loan”), (ii) a new senior secured term loan in the aggregate principal amount of $10 million which finances outstanding payments due under the Revenue Participation obligations (the “RevPar Loan”); (iii) a new senior secured $18 million revolving credit facility (the “Revolving Loan”).  In addition, approximately $7.2 million in existing debt of the Company was rolled into a new term loan facility (the “Existing Loan” and together with the Term Loan, the RevPar Loan, and the Revolving Loan, the “Credit Facilities”).  In addition, the Company’s revenue participation obligations set forth under the Note Purchase Agreement dated October 2010 were terminated.  Concurrently with the consummation of the Merger, the full amount of the Term Loan, RevPar Loan and Existing Loans were drawn and $15 million of the Revolving Loan was drawn.

Maturity of Credit Facilities.  The Term Loan and the RevPar Loan have a two-year maturity. The Revolving Loan has a one-year maturity, provided, that the maturity date may be extended for up to two additional periods of one year upon written notice subject to the condition that no Event of Default has occurred and the payment of a renewal fee for each additional one year period. The maturity date of the Existing Loan remained the same at October 18, 2012, provided that the maturity date may be extended for an additional period of six months subject to the conditions that no Event of Default has occurred and is continuing, payment of a renewal fee and satisfaction of certain other conditions set forth in the Credit Agreement.  All outstanding principal and unpaid accrued interest of the Credit Facilities is due and payable at maturity.

Payment of Existing Notes Prior to Maturity.  From the date of the Credit Agreement until July 31, 2012, the Borrowers are required to redeem Existing Notes having an aggregate face value equal to 50% of the Borrowers’ Free Cash Flow for each month in such period.  Commencing August 1, 2012, Borrower is required to redeem Existing Notes in the amount of $50,000 each week (the “Weekly Redemption Amount”).  In addition, each month the Borrowers are required to redeem Existing Notes in an amount equal to the positive difference between (A) the greater of (i) $0.05 per gallon of ethanol produced from the Keyes Plant and (ii) 50% of the Borrowers’ Free Cash Flow and (B) the total Weekly Redemption Amounts for such month.  In addition, the Borrowers are required to redeem Existing Notes in an amount equal to $300,000 on the final business day of each quarter commencing with the third fiscal quarter of 2012.

Payment of Other Notes Prior to Maturity.  Upon the occurrence of a Redemption Event (defined in the Credit Agreement), the Borrowers are required to redeem that portion of the Notes equal to the net proceeds received by the Borrowers from such Redemption Event.  The Notes are redeemed in the following order of priority: (a) the Existing Notes, (b) the Acquisition Notes, (c) the Revenue Participation Notes, and (d) the Revolving Notes.  In addition, if the Company or any of its U.S. subsidiaries completes an equity offering that results in gross proceeds of at least $50,000,000, the Borrowers are required to redeem the RevPar Loan in an amount equal to the sum of the then outstanding principal balance, plus all accrued and unpaid interest owing thereon.

Interest Rate

The interest rate per annum applicable to the Term Loan and the Revolving Loan under the Credit Agreement will be based on a fluctuating rate of interest determined by reference to a base rate determined by reference to the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States. As of the closing date, (i) the Term Loan will have a margin equal to 10.75%, reducing to 8.75% if the outstanding principal balance is equal to or greater than $5,000,000 but less than $10,000,000 and 6.75% per annum if the aggregate outstanding principal balance is less than $5,000,000; and (ii) the Revolving Loan have a margin equal to 13.75%, reducing to 11.75% if the outstanding principal balance is equal to or greater than $5,000,000 but less than $10,000,000 and 9.75% per annum if the aggregate outstanding principal balance is less than $5,000,000.  As of the closing date, the interest rate of the RevPar Loan was 5% per annum, and the interest rate of the Existing Loan was 14% per annum decreasing to 12% at such time as Borrowers have made additional principal payments of $950,000.

Covenants

The Credit Facility contain a number of customary affirmative and negative covenants that, among other things, will limit or restrict the ability of the Company and its subsidiaries to: incur additional indebtedness (including guarantee obligations); incur liens; engage in mergers, consolidations, liquidations and dissolutions; sell assets; pay dividends and make other payments in respect of capital stock; make capital expenditures; make acquisitions, investments, loans and advances; pay and modify the terms of certain indebtedness; engage in certain transactions with affiliates; enter into certain speculative hedging arrangements; enter into negative pledge clauses and clauses restricting subsidiary distributions; change their lines of business; and change their accounting fiscal year, name or jurisdiction of organization. In addition, under the Credit Facility the Company will be required to (i) maintain a minimum amount of Free Cash Flow, (ii) maintain certain debt to value ratios, (iii) maintain certain production levels, and (iv) limit purchases of capital expenditures.

Events of Default

The Credit Facility contains customary events of default, including nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; violation of covenants; cross-default to material indebtedness; bankruptcy events; material unsatisfied judgments; actual or asserted invalidity of any guarantee, security document or subordination provisions; non-perfection of the security interest on a material portion of the collateral; and change of control.

Security Agreements

In connection with the Credit Facility, the Company and certain of its direct and indirect subsidiaries (the “Subsidiary Guarantors”) entered into an Amended and Restated Guaranty Agreement (the “Guaranty”), dated as of July 6, 2012 and an Amended and Restated Security Agreement dated July 6, 2012 (the “Security Agreement”), with the Administrative Agent as agent for the Lenders. Upon the consummation of the Merger, pursuant to the Amended and Restated Guaranty, the Subsidiary Guarantors guaranteed the obligations of the Company and the Borrowers under the Credit Facility. Additionally, amounts borrowed under the Credit Facility are secured on a first priority basis by a perfected security interest in substantially all of the Company’s and each Subsidiary Guarantor’s tangible and intangible assets.  In addition, the Subsidiary Guarantors entered into Deeds of Trust, Pledge Agreements, fixture filings, and other agreements for the purpose of securing the obligations under the Credit Facility and perfecting such security interests.

The foregoing descriptions of the Credit Facility, the Guaranty and Security Agreement are qualified in their entirety by reference to the Amended and Restated Note Purchase Agreement, the Amended and Restated Security Agreement, and the Amended and Restated Guaranty attached hereto as Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4, respectively, which are incorporated herein by reference.

Issuance of Bonus Shares

In consideration for making the Credit Facility and the Loans available to the Company and the Borrowers, the Company issued 15,000,000 shares of its common stock to the Lenders.

Investors’ Rights Agreement

In connection with the Credit Facility, the Company and the Lenders entered into an Investors’ Rights Agreement, dated as of July 6, 2012, (the “Investors’ Rights Agreement”), pursuant to which the Company agreed, among other things, (i) to permit a person designated by the Administrative Agent to be present in a nonvoting observer capacity (subject to certain exceptions) at all regularly scheduled meetings of the Company’s Board of Directors and to receive copies of all materials that are sent to the directors in their capacity as such in connection with such Board meeting, (ii) to grant the Lenders certain registration rights with respect to their shares of stock of the Company; and (iii) rights of first refusal if the Company proposes to sell any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock to a third party.

The foregoing description of the Investors’ Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement attached as Exhibit 10.5 hereto, which is incorporated herein by reference.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On July 6, 2012, pursuant to the Merger Agreement, Merger Sub merged with and into Cilion, Inc., with Cilion surviving as a wholly owned subsidiary of Sub. Pursuant to the Merger Agreement and in connection with the Merger, each issued and outstanding share of previously existing Cilion Preferred Stock issued and outstanding immediately prior to the effective time of the Merger, other than shares of Cilion Preferred Stock held by stockholders that have perfected appraisal rights under Delaware law, was automatically converted into the right to receive the Cash Merger Consideration, the Stock Merger Consideration and the Contingent Merger Consideration. If the Company issues all 20,000,000 shares of Common Stock to the former Cilion stockholders, the former Cilion stockholders will represent approximately 11% of the issued and outstanding shares of common stock of the Company on a fully diluted basis. No fractional shares of Common Stock were issued in connection with the Merger and holders of fractional shares of Common Stock received a whole share of Common Stock in lieu thereof.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Merger, the Company issued to stockholders of Cilion an aggregate of 20,000,000 shares of common stock.  The issuance of these shares was made in reliance on Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D, as promulgated thereunder.  Each of the Cilion Stockholders has or will represent that it is an “accredited investor” as defined in the Securities Act and that it was acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

Pursuant to the Amended and Restated Note Purchase Agreement, the Borrowers issued and sold to the Lenders promissory notes in the aggregate principal amount of up to $43 million (the “Notes”) and the Company issued 15,000,000 shares of its common stock (the “Bonus Shares”).  The Notes and Bonus Shares issued to the Lenders were issued and sold in reliance upon exemptions from registration under Regulation S of the Securities Act, and may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities law.  Each of the Lenders has represented that it is not a “U.S. Person” as defined in Regulation S of the Securities Act and that it was acquiring the Notes and the Shares in an offshore transaction meeting the requirements of Regulation S, and for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) — (b) Financial Statements of Businesses Acquired; Pro Forma Financial Information.

Pursuant to Item 9.01(a)(4) and Item 9.01(b)(2) of Form 8-K, the Company will amend this filing not later than 74 calendar days after July 9, 2012 to file the financial statements required by Rule 3-05(b) of Regulation S-X and Article 11 of Regulation S-X.

EXHIBIT NO.	DESCRIPTION

2.1	Agreement and Plan of Merger, dated as of July 6, 2012, by and among Aemetis, Inc., AE Advanced Fuels, Inc., Keyes Facility Acquisition Corp., and Cilion, Inc.
10.1	Stockholders’ Agreement, dated July 6, 2012, by and between Aemetis, Inc., and Western Milling Investors, LLC, as Securityholders’ Representative.
10.2
Amended and Restated Note Purchase Agreement, dated July 6, 2012 by and among Aemetis Advanced Fuels Keyes, Inc., Keyes Facility Acquisition Corp., Aemetis, Inc., Third Eye Capital Corporation, as Administrative Agent, and the Noteholders who are a party thereto.

10.3	Amended and Restated Guaranty, dated July 6, 2012 by and among the Company, certain subsidiaries of the Company and Third Eye Capital Corporation, as Agent.
10.4	Amended and Restated Security Agreement, dated July 6, 2012 by and among the Company, certain subsidiaries of the Company and Third Eye Capital Corporation, as Agent.
10.5	Investors’ Rights Agreement, dated July 6, 2012, by and among Aemetis, Inc., and the investors listed on Schedule A thereto.
99.1	Press release dated July 10, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEMETIS, INC.

Date: July 10, 2012	/s/ Eric A. McAfee
President and Chief Executive Officer